Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-23695) pertaining to the Amended and Restated Incentive Compensation Plan of Stericycle, Inc., in the Registration Statement on Form S-8 (Registration No. 333-24185) pertaining to the Directors Stock Option Plan of Stericycle, Inc., in the Registration Statement on Form S-8 (Registration No. 333-48761) pertaining to the 1997 Stock Option Plan of Stericycle, Inc., in the Registration Statement on Form S-8 (Registration No. 333-55156) pertaining to the 2000 Nonstatutory Stock Option Plan of Stericycle, Inc., in the Registration Statement on Form S-8 (Registration No. 333-66542) pertaining to the Directors Stock Option Plan of Stericycle Inc. (Amended and Restated), in the Registration Statement on Form S-8 (Registration No. 333-66544) pertaining to the 2001 Employee Stock Purchase Plan of Stericycle, Inc., in the Registration Statement on Form S-3 (Registration No. 333-102144) pertaining to the registration of 438,063 shares, in the Registration Statement on Form S-8 (Registration No. 333-102097) pertaining to the Third Amendment to 2000 Nonstatutory Stock Option Plan of Stericycle, Inc., and in the Registration Statement on Form S-8 (Registration No. 333-127353) pertaining to the 2005 Incentive Stock Plan of Stericycle, Inc., of our reports dated March 1, 2006 with respect to the consolidated financial statements and schedule of Stericycle, Inc. and Subsidiaries, Stericycle, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Stericycle, Inc. included in this Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2005.
Chicago, IL
August 8, 2006